Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP & CFO
Tower 2, Suite 700		Andy Schroeder, VP Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482	Fax: (303) 925-9308
	E-mail:	investorrelations@markwest.com
	Website:	www.markwest.com

MarkWest Energy Partners Announces $60 Million Expansion in Appalachia

DENVER—November 20, 2007—MarkWest Energy Partners, L.P. (NYSE: MWE) announced today that it will invest approximately $60 million to significantly expand nearly all of its plants in the Appalachian region.  MarkWest is the largest gas processor in the Northeast United States, and has operated in Appalachia since 1988.

MarkWest currently owns four natural gas processing plants and the Siloam fractionation and storage facility, all of which are located in Kentucky and West Virginia. The expansion includes replacing MarkWest’s existing Boldman and Cobb processing plants with cryogenic processing facilities. The new plants will increase the combined processing capacity at the two locations from 75 million cubic feet per day (MMcf/d) to 95 MMcf/d and will increase the production of natural gas liquids (NGLs) from 70,000 gallons per day to over 180,000 gallons per day. MarkWest will also modify the Kenova processing plant for greater propane recovery to increase production by approximately 10,000 gallons per day.

To support the processing plant expansions, MarkWest will invest approximately $20 million to increase the capacity at its Siloam fractionation facility from 600,000 gallons per day to approximately 900,000 gallons per day.  The Siloam expansion will also support significant growth in NGL production related to Equitable Resources’ increased horizontal drilling program in Kentucky.

As a result of MarkWest’s capital investments in Appalachia, MarkWest Hydrocarbon will derive additional frac spread income from the NGLs processed by MarkWest Energy and marketed by MarkWest Hydrocarbon.  In consideration of the capital investments made by MarkWest Energy, MarkWest Hydrocarbon has agreed to increase the existing processing fees paid to MarkWest Energy.

The Appalachia expansion is also supported by new agreements between MarkWest and Equitable Resources that modify and extend the NGL transportation, fractionation, and marketing arrangements between the two companies through early 2015.  In addition, concurrent with the new agreements between MarkWest and Equitable, Equitable acquired the Maytown processing facility from MarkWest.

MarkWest expects to complete the Kenova upgrade in early 2008, the expansion of the Siloam facility in the third quarter of 2008, and the Boldman and Cobb expansions in early 2009.

“We are very pleased to announce this significant investment in the Appalachia region,” said Frank Semple, President and Chief Executive Officer of MarkWest. “These expansions will result in a substantial increase in operating income for the Partnership, and allow us to continue serving the growing needs of the producers in this prolific basin.”

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MarkWest Energy Partners, L.P. (NYSE:MWE) is a publicly traded master limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is one of the largest processors of natural gas in the Northeast and is the largest gas gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K/A for the year ended December 31, 2006, as filed with the SEC.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements, specifically those including those referring to future performance, growth, cash flow, operating income, distributable cash flow (DCF), distributions, or other factors, are reasonable, these forward-looking statements are not guarantees of future performance and we can give no assurance that such expectations will prove to be correct and that projected performance or distributions may not be achieved.  Among the factors that could cause results to differ materially are those risks discussed in our Form S-1, as amended, our Annual Report on Form 10-K/A for the year ended December 31, 2006, and our Quarterly Reports on Form 10-Q, as amended, each as filed with the SEC.  You are also urged to carefully review and consider the cautionary statements and other disclosures, including those under the heading “Risk Factors,” made in those filings, which identify and discuss significant risks, uncertainties and various other factors that could cause actual results to vary significantly from those expressed or implied in the forward-looking statements.  We do not undertake any duty to update any forward-looking statement.

MarkWest Energy Partners and MarkWest Hydrocarbon filed a preliminary joint proxy statement/prospectus and other documents with the Securities and Exchange Commission (the "SEC") in relation to the merger transaction announced on September 5, 2007.  Investors and security holders are urged to read these documents carefully because they contain important information regarding MarkWest Energy Partners, MarkWest Hydrocarbon, and the transaction. A definitive joint proxy statement/prospectus will be sent to security holders of MarkWest Energy Partners and MarkWest Hydrocarbon seeking their approval of the transactions contemplated by the redemption and merger agreement. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents containing information about MarkWest Energy Partners and MarkWest Hydrocarbon, without charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the entities' investor relations department at 866-858-0482, or by accessing the companies’ website at www.markwest.com.

MarkWest Energy Partners, MarkWest Hydrocarbon, the officers and directors of the general partner of MarkWest Energy Partners, and the officers and directors of MarkWest Hydrocarbon may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in the Annual Report on Form 10-K/A for the year ended December 31, 2006, for each of MarkWest Energy Partners and MarkWest Hydrocarbon, as filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus when it becomes available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.